Exhibit 99.2

SkyMall Holding Corp. and Subsidiary
Condensed Consolidated Balance Sheets (Unaudited)
March 31, 2013 and April 3, 2012

	March 31, 2013	April 3, 2012
ASSETS
Current assets:
Cash	$15,788,761	$1,647,327
Receivables, net	5,414,131	1,691,306
Inventories	16,493,006	14,845,417
Prepaid expenses	1,447,108	1,534,778
Total current assets	39,143,006	19,718,828

Property and equipment, net	4,993,398	4,795,958
Intangible assets, net	9,679,096	9,865,763
Other assets	146,593	313,858

	$53,962,093	$34,694,407

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$19,518,969	$22,208,520
Accrued expenses	1,482,721	1,438,864
Accrued payroll and related expenses	449,715	623,867
Customer deposits	34,652,567	12,796,192
Current maturities of long-term debt	4,809,375	12,207,811
Deferred tax liability	-	723,333
Total current liabilities	60,913,347	49,998,587

Notes payable	-	6,266,127

Total liabilities	60,913,347	56,264,714

Commitments and contingencies	-	-

Stockholder's equity:
Common stock	10	10
Additional paid-in-capital	33,221,396	17,286,277
Accumulated deficit	(40,172,660)	(38,856,594)
Total stockholder's equity	(6,951,254)	(21,570,307)

	$53,962,093	$34,694,407

SkyMall Holding Corp. and Subsidiary
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Month Periods Ended March 31, 2013 and April 3, 2012

	Three Month Periods Ended
	March 31, 2013	April 3, 2012

Revenues:
Net merchandise sales	$10,897,586	$12,238,094
Placement fees	3,400,623	4,122,361
Gift cards and other	2,721,873	2,838,971
Total revenues	17,020,082	19,199,426

Cost of goods sold	9,377,688	10,438,578

Gross profit	7,642,394	8,760,848

Operating expenses:
Catalog expenses	1,918,182	2,096,326
Selling expenses	3,096,565	3,227,866
Customer service and fulfillment	748,399	880,961
General and administrative	3,798,339	4,558,333
Depreciation and amortization	174,979	188,607
Total operating expenses	9,736,464	10,952,093

Loss from operations	(2,094,070)	(2,191,245)

Non-operating income and expenses:
Gain from debt restructuring	-	(11,595,939)
Interest expense	23,092	616,713
Interest income	-	(576)
Non-cash interest expense for amortization of deferred
financing costs	-	360,632

Income (loss) before income taxes	(2,117,162)	8,427,925

Income tax provision	-	-

Net income (loss)	$(2,117,162)	$8,427,925

SkyMall Holding Corp. and Subsidiary
Condensed Consolidated Statements of Stockholder's Equity (Unaudited)
For the Three Month Periods Ended March 31, 2013 and April 3, 2013

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder's
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2011	1,000	$10	$18,219,228	$(47,284,519)	$(29,065,281)

Net income	-	-	-	8,427,925	8,427,925
Dividends	-	-	(932,951)	-	(932,951)

Balance, April 3, 2012	1,000	$10	$17,286,277	$(38,856,594)	$(21,570,307)

Balance, December 31, 2012	1,000	$10	$33,221,396	$(38,055,498)	$(4,834,092)

Net income	-	-	-	(2,117,162)	(2,117,162)

Balance, March 31, 2013	1,000	$10	$33,221,396	$(40,172,660)	$(6,951,254)

SkyMall Holding Corp. and Subsidiary
Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Three Month Periods Ended March 31, 2013 and April 3, 2012

	Three Month Periods Ended
	March 31, 2013	April 3, 2012

Cash flows from operating activities:
Net (loss) income	$(2,117,162)	$8,427,925
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	174,979	188,607
Non-cash interest expense for amortization of deferred financing costs	-	360,632
Bad debt expense	117,501	142,500
Gain on debt restructuring	-	(11,998,087)
Changes in operating assets and liabilities, net:
Receivables	1,950,587	7,029,810
Inventories	2,942,336	833,149
Prepaid expenses	305,031	608,977
Other assets	(141,918)	12,877
Accounts payable	(7,160,565)	(4,182,083)
Accrued expenses	(747,058)	(1,275,189)
Accrued payroll and related expenses	(248,507)	(103,025)
Customer deposits	16,100,376	(1,711,902)
Net cash provided by (used in) operating activities	11,175,600	(1,665,809)

Cash flows from investing activities:
Purchases of property and equipment	(313,902)	(44,575)
Net cash used in investing activities	(313,902)	(44,575)

Cash flows from financing activities:
Payments on long-term debt	(2,974,375)	-
Borrowings on revolving credit facility	-	2,700,000
Dividend	-	(932,951)
Net cash provided by (used in) financing activities	(2,974,375)	1,767,049

Net change in cash	7,887,323	56,665
Cash at beginning of period	7,901,438	1,590,662

Cash at end of period	$15,788,761	$1,647,327

SkyMall Holding Corp. and Subsidiary
Notes to Condensed Consolidated Unaudited Financial Statements
For the Three Month Periods Ended March 31, 2013 and April 3, 2012

Note 1.  Nature of Operations and Basis of Presentation

Nature of operations:
SkyMall Holding Corp., a Delaware corporation formed in 2005, its wholly-owned subsidiary, SkyMall, Inc. and its wholly-owned subsidiary, SkyMall Ventures, Inc. (collectively the “Company”), operate as a multi-channel, direct marketer offering high-quality, innovative merchandise from top direct marketers and manufacturers through its in-flight SkyMall catalog, other catalogs and various websites and applications.  The Company also operates a loyalty and incentive business that offers turn-key, multi-channel merchandise and gift card solutions for loyalty marketing programs specializing in the hospitality, financial services and gaming industries.  The Company maintains inventory for its gift card fulfillment operations, but maintains no merchandise inventory for products displayed in the Company's in-flight and loyalty catalogs.  Merchandise sold is drop shipped directly from a participating merchant when a customer places an order with the Company.  Revenues are derived primarily from customers in the United States.

Basis of presentation:
These statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the years ended December 31, 2012 and 2011 included herein this document. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).  The operating results and cash flows for the three-month period ended March 31, 2013, are not necessarily indicative of the results that will be achieved for the full fiscal year ending December 31, 2013 or for future periods.

The three month period ended April 3, 2012 includes the Company’s financial results for the period January 1, 2012 to April 3, 2012.

The accompanying condensed consolidated financial statements have been prepared without audit and reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of financial position and the results of operations for the interim periods.

Note 2.  Significant Accounting Policies

Principles of consolidation:
The consolidated financial statements include the accounts of SkyMall Holding Corporation, SkyMall, Inc. and SkyMall Ventures, Inc. All significant intercompany accounts have been eliminated in consolidation.

Management’s use of estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates include collectability of receivables, impairment testing of indefinite life and amortizing assets, legal and tax contingency accruals, and deferred tax asset valuation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue recognition:
The Company recognizes revenue from merchandise sales when acting as a principal upon shipment of product to customers by participating merchants, net of estimated returns and allowance.  Catalog, mail and internet merchandise sales are reported on a net basis.  Variable margin revenue is recognized as merchandise sales at the time a customer places an order and is based on a percentage of the merchandise sales price.  The Company has a gift card program which provides fulfillment of gift cards for large loyalty programs that offer gift card reward options in their program.  The Company generally earns a margin that is charged in addition to the cost of the gift card.  The Company records gift card sales for only the amount of the margin.

Placement fees include amounts paid to the Company by participating merchants for inclusion of their products in the Company's catalogs. Placement fees can be either fixed or a combination of variable and fixed arrangements depending on the agreement the Company has with the participating merchant. Fixed placement fee revenue is recognized on a straight-line basis over the circulation period of the catalog, which is generally three months.

Sales and use taxes charged to customers and incurred by the Company are shown net in the consolidated statements of income.

Unearned revenue:
Unearned revenue consists of placement fee revenue that is billed in advance of distribution of the related catalog.  Unearned revenue is recorded as a contra-receivable account in the accompanying consolidated balance sheets.

Shipping and handling costs:
Amounts billed to customers related to shipping and handling costs totalling $1,483,815 and $1,687,999 for the three month periods ended March 31, 2013 and April 3, 2012, respectively, are recorded as other revenues.  Shipping and handling costs incurred by the Company are classified as cost of goods sold in the consolidated statements of operations

Advertising:
The Company expenses advertising costs when such costs are incurred. The total amount charged to expense was $59,462 and $236,091 for the three month periods ended March 31, 2013 and April 3, 2012, respectively.

Concentrations of credit risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company currently invests the majority of its cash in non-interest bearing accounts with one financial institution that has been determined by management to maintain a high credit rating. As part of its cash management process, the Company performs periodic evaluations of these financial institutions. The Company has not experienced any credit losses on its cash or accounts receivable.

Except as disclosed in Note 3 to these condensed consolidated financial statements, concentrations of credit risk with respect to accounts receivable is limited due to the large number of participating merchants comprising the balances and the fact that certain receivable and payable balances may be offset. The Company performs ongoing credit evaluations of its merchants, but does not require collateral to support receivables.

Note 3.  Receivables

Receivables consist of the following at March 31, 2013 and April 3, 2012:

	2013	2012
Receivables	$10,279,271	$6,256,360
Unearned revenue	(3,991,932)	(3,459,518)
Allowance for doubtful accounts	(873,208)	(1,105,536)
	$5,414,131	$1,691,306

The Company had outstanding balances in accounts receivable from three customers representing 70% and 81% of receivables at March 31, 2013 and April 3, 2012, respectively.  Revenues from these three customers represented 63% and 61% of total revenues for the three month periods ended March 31, 2013 and April 3, 2012, respectively.

Note 4.  Inventories

Inventories consist of the following at March 31, 2013 and April 3, 2012:

	2013	2012
Gift cards	$15,465,147	$13,073,081
Prepaid gift cards	762,283	1,290,083
Paper and other	265,576	482,253
	$16,493,006	$14,845,417

Prepaid gift cards consist of gift cards which have been paid for but not yet received by the Company.

Note 5.  Property and Equipment

Property and equipment consist of the following at March 31, 2013 and April 3, 2012:

	2013	2012
Equipment and software	$5,101,934	$4,683,763
Buildings and improvements	4,946,924	4,946,924
Furniture, fixtures, and other	230,022	230,022
Construction in progress	269,923	14,000
	10,548,803	9,874,709
Less accumulated depreciation	(5,555,405)	(5,078,751)
	$4,993,398	$4,795,958

Depreciation expense was $124,146 and $141,940 for the three month periods ended March 31, 2013 and April 3, 2012, respectively.

Note 6.  Intangible and Other Assets

Intangible assets consist of the following at March 31, 2013 and April 3, 2012:

	2013	2012
Amortizing intangible assets, net	$1,431,110	$1,617,777
SkyMall tradename	6,500,000	6,500,000
Goodwill	1,747,986	1,747,986
	$9,679,096	$9,865,763

Amortizing intangible assets consist of loyalty partner relationships with a gross carrying value of $2,800,000 at March 31, 2013 and April 3, 2012.  Accumulated amortization was $1,368,890 and $1,182,223 at March 31, 2013 and April 3, 2012, respectively.  Amortization expense for totaled $46,667 for the three month period ended March 31, 2013 and April 3, 2012.

Estimated amortization expense for each of the five succeeding years is as follows:

Year ended March 31,
2014	$186,667
2015	186,667
2016	186,667
2017	186,667
2018	186,667
Thereafter	497,775
$1,431,110

On April 3, 2012, the remaining unamortized deferred financing costs of $590,397 were written off and netted with the gain from debt restructuring (Note 7) in the consolidated statements of operations.

Note 7.  Long-Term Debt

Long-term debt consists of the following at March 31, 2013 and April 3, 2012:

	2013	2012
Note payable	$4,809,375	$18,473,938
Less current maturities	(4,809,375)	(12,207,811)
	$-	$6,266,127

On April 3, 2012, the Company executed a Waiver and Fourth Amendment to its Second Amended and Restated Credit Agreement (the “Fourth Amendment”).  The terms of the Fourth Amendment include (a) forgiveness of total outstanding borrowings under the Credit Agreement of $9,088,484, (b) forgiveness of accrued bank fees totalling $3,500,000, (c) elimination of future borrowings under the revolving credit facility, (d) elimination of principal payments totalling $300,000 and $600,000 previously scheduled for March 31, 2012 and June 30, 2012, respectively, (e) extension of the final maturity date to June 30, 2013, (f) addition of a $2,915,000 principal payment and $80,000 bank fee payment on December 31, 2012, and (g) a decrease in the interest rate to LIBOR plus 4.5%.

The Fourth Amendment was accounted for as a debt restructuring whereby management evaluated future undiscounted cash flows and determined the future payments were less than the existing debt carrying value.

The gain on debt restructuring consists of the following components:

Note payable balance forgiven	$9,088,484
Accrued bank fees forgiven	3,500,000
Less deferred financing fees written-off	(590,397)
Less professional fees	(402,148)
$11,595,939

On December 11, 2012, the Company’s note payable was purchased by an entity under common ownership. The Second Amended and Restated Credit Agreement (the “Credit Agreement”) and subsequent amendments remain in effect. The Company entered into the Master Amendment and Termination agreement which removed the remaining financial covenant requirements, terminated prior security and guaranty agreements between the prior lenders and the Company, and applied other minor modifications to the Credit Agreement.

The note payable is collateralized by substantially all of the Company’s assets and includes certain non-financial covenants.

Note 8.  Revolving Line of Credit

As a part of the Credit Agreement, the Company had a $6,000,000 revolving line of credit (the “Line”) that was collateralized by substantially all of its assets. On April 3, 2012, pursuant to the Fourth Amendment, the Line was terminated.

In March 2013, the Company executed a Fifth Amendment to the Credit Agreement (the “Fifth Amendment”).  The terms of the Fifth Amendment include the introduction of a $2,900,000 revolving line of credit (the “New Line”) for general corporate purposes.  The New Line was scheduled to expire on June 30, 2013 when the term debt matured (Note 12).  Interest on any outstanding borrowings under the New Line is payable monthly at a rate of LIBOR plus 4.5%.  Through March 31, 2013, the Company had made no borrowings under the New Line.

Note 9.  Commitments and Contingencies

Litigation:
The Company is involved in various legal actions in the ordinary course of business.  Although the outcomes of any such legal actions is uncertain, in the opinion of management, there is no legal proceeding pending or asserted against or involving the Company, the outcome of which is likely to have a material adverse effect upon the consolidated financial position or results of operations of the Company except for the following.  During 2012, pursuant to an existing customer contract, the Company is required to provide customer indemnification against certain claims.  Management believes the claims to be frivolous and is unable to provide an estimate of any potential loss.  At March 31, 2013, $50,000 has been accrued for this matter representing the indemnification costs incurred to date.  This amount is included in accrued expenses in the accompanying condensed consolidated balance sheet.

Leases:
The Company has entered into a limited number of operating leases for land and office equipment.  The Company has negotiated a renewal of its land lease in which the renewal term extends through 2015 for the entire leased property and through 2035 for the portion of the land currently used by the Company.  The Company receives rents through a sublease on a portion of the leased land.  The future minimum payments, not including the lease extension discussed above, under these leases and receipts due under related subleases are as follows:

	Equipment Leases	Land Leases	Sublease on Land Lease	Net
Year ended March 31,
2014	$103,572	$69,610	$(12,000)	$161,182
2015	103,572	69,610	(12,000)	161,182
2016	83,868	65,085	(9,000)	139,953
2017	239	51,511	-	51,750
2018	-	51,511	-	51,750
Thereafter	-	914,320	-	914,320
	$291,251	$1,221,647	$(33,000)	$1,479,898

Total net lease expense was $91,493 and $66,203 for the three month periods ended March 31, 2013 and April 3, 2012, respectively.  Lease revenue of $3,000 was earned on the sublease for the three month periods ended March 31, 2013 and April 3, 2012.  This amount is netted against the lease expense within general and administrative expenses on the accompanying condensed consolidated statements of operations.

Letters of credit:
As of April 3, 2012, the Company had $400,000 outstanding in letters of credit with a financial institution.  The letters of credit expired on July 31, 2012.  No letters of credit were outstanding at March 31, 2013.

Sales tax:
The Company collects and remits sales and use taxes in most states for both its in-flight and loyalty businesses.  In the ordinary course of business, the Company is subject to audit by state and local tax authorities. At any given time, the Company typically has more than one ongoing audit.  The Company records a contingency accrual for potential exposure related to sales tax audits.  Sales tax contingency accruals included in accrued expenses in the condensed consolidated balance sheets total $612,229 and $374,933 at March 31, 2013 and April 3, 2012, respectively.

Note 10.  Retirement Plan

The Company has a retirement savings 401(k) plan (the “Plan”) covering all employees with at least 6 months of service.  Participants are eligible to defer the maximum allowable percentage of eligible compensation under the Internal Revenue Code.

The Company made no matching contributions to the Plan for the three month periods ended March 31, 2013 and April 3, 2012.

Note 11.  Supplemental Information for Condensed Consolidated Statements of Cash Flows

Supplemental disclosures of cash flow information for the three month periods ended March 31, 3013 and April 3, 2012 are as follows:

	2013	2012
Cash paid for interest	$23,092	$616,713
Cash paid for income taxes	-	50,000

Note 12.  Subsequent Events

On May 9, 2013, the Company’s legal entities were converted to limited liability companies.  SkyMall Holding Corp. was converted to SkyMall Interests, LLC (“Interests), SkyMall, Inc. was converted to SkyMall, LLC (“SkyMall LLC”) and SkyMall Ventures, Inc. was converted to SkyMall Ventures, LLC (“Ventures”).

On May 10, 2013, the Company executed a $7,650,000 Line of Credit Note with a commercial bank (the “Bank Line”).  The Bank Line is collateralized by all of the Company’s assets.  The Bank Line expires on June 30, 2014 and interest on outstanding borrowings is payable monthly at a rate of LIBOR plus 0.5%.  Concurrent with executing the Bank Line, the Company borrowed $4,750,000 under the Bank Line.  The proceeds from this borrowing were used to repay all outstanding borrowings under the note payable at which time the Credit Agreement was terminated.

On May 16, 2013, Xhibit Corp., a Nevada corporation (“Xhibit”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Xhibit, Project SMI Corp., a Delaware corporation and wholly-owned subsidiary of Xhibit (“Merger Sub”), SHC Parent Corp., a Delaware corporation and parent of Interests (“SHC”), and TNC Group, Inc., an Arizona corporation and Stockholder Representative for the SHC stockholders.  Pursuant to the terms of the Merger Agreement, on May 16, 2013, Merger Sub merged with and into SHC (the “Merger”), with SHC surviving the Merger as a wholly-owned subsidiary of Xhibit.  As a result of the Merger, all of the shares of common stock of SHC issued and outstanding immediately prior to the effective time of the Merger were cancelled and automatically converted into the right to receive an aggregate of 44,440,000 shares of Xhibit common stock (the “Merger Shares”) at an exchange rate of 444.4 shares of Xhibit common stock for every 1 share of SHC common stock.

The Company evaluated subsequent events through August 1, 2013.